UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])
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Citizens Financial Services, Inc. (Name of Registrant as Specified in Its Charter)

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CITIZENS FINANCIAL SERVICES, INC.
15 South Main Street
Mansfield, Pennsylvania 16933-1590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 20, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Citizens Financial Services, Inc. (the “Company”) will be held at 12:00 noon, local time, on Tuesday, April 20, 2010 at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901, for the following purposes:

1.	To elect three Class 2 directors to serve for three-year terms and until their successors are duly elected and qualified;

2.	To amend Article Fourth of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 15,000,000;

3.	To amend Article Fourth of the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, $1.00 par value per share;

4.	To amend Article Twelfth of the Company’s Articles of Incorporation to eliminate the director age limitation;

5.	To ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010;

6.	To grant management the authority to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Record holders of Company common stock at the close of business on March 1, 2010 are entitled to receive notice of the Annual Meeting and to vote at the meeting and any adjournment or postponement of the meeting.  A list of shareholders entitled to vote at the Annual Meeting will be available at Citizens Financial Services, Inc., 15 South Main Street, Mansfield, Pennsylvania 16933-1590, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Randall E. Black

Randall E. Black
Chief Executive Officer and President

March 11, 2010
Mansfield, Pennsylvania

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum.  Shareholders of record may vote their proxies by mail, by Internet, or in person.  Voting instructions are printed on your proxy card or vote authorization.   A printed proxy card for the Annual Meeting and a self-addressed envelope will be mailed to all shareholders of record on March 22, 2010.   No postage is required if mailed in the United States.

_____________________________________________________________________________________________

PROXY STATEMENT
OF
CITIZENS FINANCIAL SERVICES, INC.
_____________________________________________________________________________________________

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens Financial Services, Inc., (the “Company”), a Pennsylvania corporation headquartered at 15 South Main Street, Mansfield, Pennsylvania 16933-1590, to be used at the Annual Meeting of Shareholders.  The Annual Meeting will be held at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901 on Tuesday, April 20, 2010 at 12:00 noon, local time.  This Proxy Statement and the enclosed proxy card are being first made available on March 11, 2010 to shareholders of record as of March 1, 2010.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Company common stock only if the records of the Company show that you held your shares as of the close of business on March 1, 2010.  As of the close of business on March 1, 2010, a total of 2,870,113 shares of common stock were outstanding.  Each share of common stock has one vote.

Attending the Meeting

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us by mail or by voting via the Internet or to vote in person at the meeting.

If you are the beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of your ownership of such stock to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Company common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum.  The Annual Meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting.

Votes Required for Proposals.  In voting for the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the Annual Meeting.  The term “plurality” means that the three nominees for Class 2 director receiving the largest number of votes cast will be elected as Class 2 directors.

In voting to amend Article Fourth of the Company’s Articles of Incorporation (the “Articles”) to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 15,000,000, to amend Article Fourth of the Company’s Articles to authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, to amend Article Twelfth of the Company’s Articles to eliminate the director age limitation, for the ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants (“S.R. Snodgrass, A.C.”), as our independent registered public accounting firm, and to grant management the authority to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals, you may vote in favor of the proposal, against the proposal or abstain from voting.  Each of these proposals will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting by all shareholders entitled to vote, assuming a quorum is present.

How We Count Votes.  If you return valid proxy instructions, vote via the Internet or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.  In counting votes on the three proposals to amend Article Fourth and Article Twelfth of the Company’s Articles, the proposal to ratify the selection of the independent registered public accountants and the proposal to grant management the authority to adjourn the annual meeting, abstentions and broker non-votes, if any, will have no effect on the proposal.

Voting By Proxy

The Board of Directors is making available this Proxy Statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the proxy card.  All shares of common stock represented at the Annual Meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card or as indicated when you vote via the Internet.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

•	“FOR” THE ELECTION OF THREE CLASS 2 DIRECTORS TO SERVE FOR THREE-YEAR TERMS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED;

•	“FOR” THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THECOMPANY’S COMMON STOCK FROM 10,000,000 TO 15,000,000;

•
“FOR” THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF BLANK CHECK PREFERRED STOCK, CONSISTING OF 3,000,000 SHARES OF PREFERRED STOCK, $1.00 PAR VALUE PER SHARE;

•	“FOR” THE AMENDMENT TO ARTICLE TWELFTH OF THE COMPANY’S ARTICLES OF INCORPORATION TO ELIMINATE THE DIRECTOR AGE LIMITATION;

•	“FOR” RATIFICATION OF S.R. SNODGRASS, A.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AND

•	“FOR” GRANTING MANAGEMENT THE AUTHORITY TO ADJOURN THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSALS.

If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named on the proxy card will use their own best judgment to determine how to vote your shares.  The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a signed later dated proxy, vote on a later date via the Internet, or attend the meeting and vote your shares in person.  Please note all votes cast via the Internet must be cast prior to 3:00 a.m., local time, April 20, 2010.  Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

CORPORATE GOVERNANCE

Director Independence

The Company’s Board of Directors currently consists of ten members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except for Mr. Black, who is Chief Executive Officer and President of the Company and First Citizens National Bank (the “Bank”).  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this Proxy Statement under the heading “Transactions with Related Persons,” including the fact that Director van der Hiel’s daughter is an employee of the Bank and loans or lines of credit that the Bank has directly or indirectly made to Directors Coolidge, Freeman, van der Hiel, Dalton, Graham, Kosa, Landy, Chappell, Black and DePaola.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President will enhance Board independence and oversight.  Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President will allow the Chief Executive Officer and President to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, R. Lowell Coolidge serves as Chairman of the Board of Directors.  Mr. Coolidge is independent under the listing requirements of The Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Code of Ethics

The Company and its wholly-owned subsidiary, the Bank, have adopted a Code of Ethics that is designed to ensure that the Company’s and Bank’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Ethics requires that the Company’s and Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s and Bank’s best interest.  Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

Committees of the Board of Directors

The following table identifies the members of our Audit and Examination, Compensation/Human Resource and Governance and Nominating Committees as of March 1, 2010.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc., except for Mr. Black, the Company’s Chief Executive Officer and President, who serves on the Governance and Nominating Committee.  Based on the number of independent directors currently serving on the Governance and Nominating Committee, the Company believes that the functions of this committee are sufficiently performed by the current members.  The Board’s Audit and Examination, Compensation/Human Resource and Governance and Nominating Committees each operate under a written charter that is approved by the Board of Directors.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Corporate Governance section of our website (www.firstcitizensbank.com).

Director	Audit and Examination Committee		Compensation/ Human Resource Committee		Governance and Nominating Committee
Randall E. Black					X
Robert W. Chappell			X		X
R. Lowell Coolidge					X
Mark L. Dalton			X		X*	*
Rinaldo A. DePaola			X		X
Thomas E. Freeman	X
Roger C. Graham, Jr.	X
E. Gene Kosa	X*	*
R. Joseph Landy			X*	*

Number of Meetings in 2009	4		5		6

* Denotes Chairperson

Audit and Examination Committee.  The Audit and Examination Committee oversees the Company's accounting and financial reporting processes.  It meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters.  The Audit and Examination Committee does not have an “audit committee financial expert.”  The Board of Directors believes that the cost to retain a financial expert at this time is prohibitive.  However, the Board of Directors believes that each Audit and Examination Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The report of the Audit and Examination Committee required by the rules of the Securities and Exchange Committee is included in this proxy statement.  See “Report of the Audit and Examination Committee.”

Compensation/Human Resource Committee. The Compensation/Human Resource Committee is responsible for all matters regarding the Company’s and Bank’s employee compensation and benefit programs.  As a basis for determining compensation, the Committee examines information from a peer group of banks relative to performance and compensation.  The peer group for overall bank performance analysis consists primarily of community banks and thrifts in Pennsylvania and New York with total assets between $500 million and $1.5 billion.  The peer group for analysis of compensation paid to other bank holding company and banking institution executives is obtained primarily from L. R. Webber Associates, Inc. (such data is compiled on both a regional and asset size basis), and the same peer group, as stated above, is utilized for financial performance comparison.  The Chief Executive Officer and President also provides input to the Board of Directors regarding the performance of the executive officers who directly report to him.

Governance and Nominating Committee. The Governance and Nominating Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines that should be adopted by the Company and monitoring compliance with these policies and guidelines.  In addition, the Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, considering the candidates recommended by shareholders for Board membership, and recommending to the Board the director nominees for election at the next Annual Meeting of Shareholders.  It manages the Board’s annual review of its performance and recommends director candidates for each committee for appointment by the Board.  The procedures of the Governance and Nominating Committee required to be disclosed by the rules of the Securities and Exchange Committee are set forth below.

Governance and Nominating Committee Procedures

Minimum Qualifications.  The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Articles and Bylaws, and must meet any qualification requirements set forth in any Board or committee governing documents.  In particular, to encourage directors to demonstrate confidence and support of the Company, the Board of Directors has adopted a stock ownership requirement whereby effective 2012, each Company non-employee director shall beneficially own an amount of Company common stock equal to the greater of (1) three times the previous year’s cash retainer, based on the previous December 31 Company common stock price or (ii) 1,000 shares.  Newly appointed or elected non-employee directors shall have up to 36 months to accumulate the minimum number of qualifying shares.

The Governance and Nominating Committee will consider the following criteria in selecting nominees for initial election or appointment to the Board: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Governance and Nominating Committee deems relevant, including age, geographies, size of the Board of Directors and regulatory disclosure obligations.  Further, when identifying nominees to serve as director, the Governance and Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience; skills and contributions that the existing director brings to the Board; equity ownership in the Company; and independence.

Process for Identifying and Evaluating Nominees. The process the Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities.  The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation.  In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Shareholders.  It is the policy of the Governance and Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors.  In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Secretary of the Company at the main office of the Company:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to be named in the Proxy Statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on the Company’s books, of such person, and number of shares of common stock of the Company owned by such person; provided, however, that if the person is not a registered holder of the Company’s common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of the Company’s common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting, advanced by one year.

Meetings of the Board of Directors

The Board of Directors oversees all of the Company’s business, property and affairs.  The Chairman of the Board and the executive officers keep the members of the Board informed of the Company’s business through discussions at Board meetings and by providing them reports and other materials.  During 2009, the Company’s Board of Directors held eleven regular meetings.  Each of the directors attended at least 75% of aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

 Meetings of the Advisory Board

Advisory boards are composed of well respected people from the community, the office manager and a non-voting member of the Board of Directors.  The Board member serves as a communication link to share, with the advisory board, the appropriate information occurring at Board of Directors’ meetings, as well as communicating to the Board of Directors advisory board issues and suggestions.  Advisory boards meet monthly.  A fee of $185 is paid for attendance at the monthly advisory board meeting.

Attendance at the Annual Meeting

The Company expects its directors to attend annual meetings of shareholders.  All directors attended the 2009 Annual Meeting of Shareholders.

STOCK OWNERSHIP

The following table sets forth, as of March 1, 2010, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the Company’s outstanding common stock, the number of shares beneficially owned by such person and the percentage of the Company’s outstanding common stock so owned.  A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock Beneficially Owned
R. Lowell Coolidge P.O. Box 41 Wellsboro, Pennsylvania 16901	180,000	(1)	6.3%

(1)	Includes 35,168 shares held by Mr. Coolidge’s spouse.

The following table sets forth the information concerning the number of shares of Company common stock beneficially owned, as of March 1, 2010, by each present director, nominee for director, named executive officer in the compensation table set forth later in this proxy statement and by all directors and executive officers as a group.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Randall E. Black	10,255	(1)	*
Robert W. Chappell	3,622	(2)	*
R. Lowell Coolidge	180,000	(3)	6.3%
Mark L. Dalton	3,487	(4)	*
Rinaldo A. DePaola	3,827	(5)	*
Thomas E. Freeman	726		*
Roger C. Graham, Jr.	25,668		*
Mickey L. Jones	3,178	(6)	*
E. Gene Kosa	1,615	(7)	*
R. Joseph Landy	10,756	(8)	*
Terry B. Osborne	4,522	(9)	*
Rudolph J. van der Hiel	15,446	(10)	*
Executive Officers and Directors as a Group (16 persons)	269,740	(11)	9.4%

* Less than 1%.

(1)
Mr. Black beneficially owns 1,016 shares individually, 5,821 shares jointly with his spouse and 258 shares are held by his spouse.  Also includes 3,160 shares of restricted stock for which Mr. Black has voting but not investment power.

(2)	Mr. Chappell beneficially owns 1,652 shares individually, 1,165 shares jointly with his mother, and his remaining 805 shares are held jointly with a friend.

(3)	Includes 35,168 shares held by Mr. Coolidge’s spouse.

(4)	Of the 3,487 beneficially owned shares, 1,125 shares are pledged as collateral on a loan.

(5)	Mr. DePaola beneficially owns 3,157 shares jointly with his spouse, 450 shares are held by his spouse, and his remaining 220 shares are held by his spouse as custodian for their son.

(6)	Mr. Jones beneficially owns 965 shares and 707 shares are held by his spouse. Also includes 1,506 shares of restricted stock for which Mr. Jones has voting but not investment power.

(7)
Mr. Kosa beneficially owns 1,538 shares jointly with his spouse, 57 shares in an investor club, and his remaining 20 shares are held by his spouse.  Of the 1,615 beneficially owned shares, 986 shares are pledged as collateral on a loan.

(8)	Mr. Landy beneficially owns 7,024 shares individually, 3,326 jointly with his spouse, and his remaining 406 shares are held as custodian for a child.

(9)
Mr. Osborne beneficially owns 48 shares individually, 2,399 shares jointly with his spouse and 144 shares are held by his spouse.  Also includes 1,931 shares of restricted stock for which Mr. Osborne has voting but not investment power.

(10)
Mr. van der Hiel beneficially owns 13,807 shares individually, 22 shares jointly with his spouse, and his remaining 1,617 shares are held by his spouse.  Of the 15,446 beneficially owned shares, 1,906 shares are pledged as collateral on a loan.

(11)	Includes 2,744 shares of restricted stock beneficially owned by executive officers not individually listed in the table for which the executive officer has voting but not investment power.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors consists of ten members. The Board is divided into three classes with three-year staggered terms, known as Class 1, Class 2 and Class 3.  The Class 2 directors elected at this Annual Meeting will serve for three-year terms.   The Class 1 and Class 3 directors will continue to serve for one and two years, respectively, in order to complete their three-year terms.

The Board of Directors fixed the number of directors in Class 2 at three and has nominated Rudolph J. van der Hiel, Mark L. Dalton, and Thomas E. Freeman for election as Class 2 directors to hold office for three-year terms to expire at the 2013 Annual Meeting of Shareholders or until their successors are duly elected and qualified.  These nominees are currently directors of the Company.  If Proposal 4 (elimination of the age limitation in the Articles) is not approved by shareholders at the Annual Meeting, Director van der Hiel will not be eligible to serve for another three-year term and, as a result, the Board of Directors will decrease the size of the Board to nine, eliminating Director van der Hiel’s seat and Director van der Hiel will retire.

Unless you indicate on your proxy card or via the Internet that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees.  If any nominee is unable to serve, the persons named on the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

The Board of Directors recommends that you vote “FOR” the election of the Board’s nominees.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.  Ages are as of March 1, 2010.

Nominees for Election as Class 2 Directors – Terms Expire in 2013

Rudolph J. van der Hiel is, as of August 2005, in an “of Counsel” capacity for the Law Offices of van der Hiel, Chappell & Loomis located in Mansfield and Rome, Pennsylvania.  Mr. van der Hiel is a part time Episcopal priest for various churches in Ontario, Canada, and Pennsylvania and retired attorney-at-law with the Law Offices of van der Hiel & Chappell.  Mr. van der Hiel’s 37 years of providing legal counsel and operating a law office, as well as his community involvements through his preaching position him well to continue to serve as a director for the Company.  Age 70.  Director of the Company since 1984 and director of the Bank since 1975.

Mark. L. Dalton is a retired independent consultant/producer for Gannon Associates, an insurance company in Towanda, Pennsylvania.  Mr. Dalton has 32 years of business experience, both as a business owner and consultant.  As a retired business owner, Mr. Dalton has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Age 55.  Director of the Company since 1998 and director of the Bank since 1997.

Thomas E. Freeman is regional manager with the company Blue Ridge Communications headquartered in Mansfield, Pennsylvania.  Mr. Freeman has worked in business for 30 years.  His business expertise and involvement in numerous civic and philanthropic organizations provides valuable insight to the Board and position him well to serve as a director for the Company.  Age 50.  Director of the Company and the Bank since 2010.

Continuing Class 3 Directors – Terms Expire in 2011

R. Lowell Coolidge is an attorney-at-law with the firm of Walrath and Coolidge, located in Wellsboro, Pennsylvania.  Mr. Coolidge’s 40 years expertise as partner in a local law firm and his involvement in business and civic organizations in the communities in which the Bank serves provides the Board valuable insight.  Mr. Coolidge holds more than 5% of the Company’s outstanding shares and he has been Chairman of the Company and Bank since 1998.  Age 69.  Director of the Company and the Bank since 1984.

Randall E. Black is, as of April 2004, the Chief Executive Officer and President of the Company and the Bank, and prior to 2004 was the Chief Financial Officer for the Bank.  Mr. Black’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves affords the Board valuable insight regarding the business and operation of the Bank.  Mr. Black’s knowledge of the Company’s and Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our Chief Executive Officer and President.  Age 43.  Director of the Company and the Bank since 2004.

Rinaldo A. DePaola is an attorney-at-law with the firm of Griffin, Dawsey, DePaola & Jones located in Towanda, Pennsylvania.  Mr. DePaola’s 25 years expertise as a partner in a local law firm and his involvement in business and civic organizations in the communities in which the Bank serves provides the Board valuable insight.  Mr. DePaola’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Age 54.  Director of the Company and the Bank since 2006.

Continuing Class 1 Directors – Terms Expire in 2012

E. Gene Kosa is a partner in EDKO Farms, an agricultural production and service business located in Ulysses, Pennsylvania, and since 2004 has been operating a restaurant, GENA Holdings, Inc., also in Ulysses, Pennsylvania.  Mr. Kosa has successfully managed an agricultural business for 35 years and restaurant for five years.  As a business owner, Mr. Kosa has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Age 63.  Director of the Company and of the Bank since 2001.

R. Joseph Landy is an attorney-at-law with the firm of Landy & Landy located in Sayre, Pennsylvania.  Mr. Landy’s 31 years expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provides the Board valuable insight.  Mr. Landy’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Age 55.  Director of the Company and the Bank since 2001.

Roger C. Graham, Jr. is retired from Graham Construction and Excavating.  Mr. Graham owned and operated Graham Construction & Excavating for 20 years.  As a retired, successful business owner, Mr. Graham has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Age 54.   Director of the Company and the Bank since 2001.

Robert W. Chappell is an attorney-at-law with the firm of van der Hiel, Chappell & Loomis located in Mansfield and Rome, Pennsylvania.  Mr. Chappell’s 15 years expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provides the Board valuable insight.  Mr. Chappell’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Age 43.  Director of the Company and the Bank since 2006.

Executive Officers Who Are Not Directors

Name	Age as of March 1, 2010	Principal Occupation for Past Five Years
Gregory J. Anna	48	Vice President, Technology & Operations since 2007. Prior to 2007 was Assistant Vice President, Data Operations Manager for the Bank since 2002. Mr. Anna is the husband of Kathleen M. Campbell.
Kathleen M. Campbell	49	Senior Vice President, Marketing and Training Manager for the Bank since 2002. Ms. Campbell is the wife of Gregory J. Anna.
Mickey L. Jones	49
Since June 2004 has been Senior Vice President, Chief Financial Officer and Treasurer of the Company and Bank.  In 2007 was named Executive Vice President, Chief Financial Officer for the Company and Bank.  Previously was Director of Finance and Claims for Keystone Health Plan Central, Inc.

Robert B. Mosso	39	Vice President, Wealth Management Division Manager since 2004. Prior to 2004 was a Trust Officer for the Bank. President of First Citizens Insurance Agency, Inc.
Terry B. Osborne	56	Executive Vice President and Secretary of the Company and Bank since December 1991 and September 1983, respectively.
Cynthia T. Pazzaglia	51	Vice President, Human Resources Manager for the Bank since 1999.

Executive officers are elected annually and serve at the discretion of the Board.

PROPOSALS 2 AND 3.  TO AMEND THE ARTICLES OF INCORPORATION TO (1) INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND (2) AUTHORIZE A CLASS OF BLANK CHECK PREFERRED STOCK

Description of Proposed Amendments

The Company’s Board of Directors, at a meeting held on January 19, 2010, unanimously adopted resolutions approving and recommending to the shareholders for their adoption amendments to the Restated Articles of Incorporation (the “Articles”) of the Company.  These amendments provide that Article Fourth of the Articles be amended in order to (1) increase the number of authorized shares of common stock from 10,000,000 to 15,000,000 and (2) authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, $1.00 par value per share.  The proposed amendment regarding the preferred stock authorizes and empowers the Board of Directors to determine the relative rights and preferences of the preferred stock and to provide for the issuance of the preferred stock in one or more series with such relative rights and preferences as the Board of Directors shall determine.

Specifically, Article Fourth of the Articles, which now reads as follows:

Fourth.                                The aggregate number of shares, classes of shares and par value of shares that the Corporation has authority to issue is 10,000,000 shares of common stock, par value $1.00 per share.

would be amended and restated to read in its entirety as follows:

Fourth.                                A.           Authorized Amount.  The aggregate number of shares of capital stock that the Corporation has authority to issue is 18,000,000, of which 15,000,000 shall be common stock, par value $1.00 per share (“Common Stock”) and 3,000,000 shall be preferred stock, par value $1.00 per share (“Preferred Stock”).

B.           Common Stock.  Except as provided in this Article Fourth (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefore. Upon any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

           C.           Authority of Board to Fix Terms of Preferred Stock.  A description of each class of shares and a statement of the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights granted to or imposed upon the shares of each class and of the authority vested in the Board of Directors to establish series of Preferred Stock or to determine that Preferred Stock will be issued as a class without series and to fix and determine the voting rights, designations, preferences, and other special rights of the Preferred Stock as a class or of the series thereof are as follows:

Preferred Stock may be issued from time to time as a class without series or in one or more series.  Each series shall be designated in supplementary sections or amendments to these Articles of Incorporation by the Board of Directors so as to distinguish the shares thereof from the shares of all other series and classes.  The Board of Directors may, by resolution and amendment to these Articles of Incorporation from time to time, divide shares of Preferred Stock into series, or determine that the Preferred Stock shall be issued as a class without series, fix and determine the number of shares in a series and the terms and conditions of the issuance of the class or the series, and, subject to the provisions of this Article Fourth, fix and determine the rights, preferences, qualifications, privileges, limitations, and other special rights, if any, of the class (if none of such shares of the class have been issued) or of any series so established, including but not limited to, voting rights (which may be limited, multiple, fractional, or non-voting rights), the rate of dividend, if any, and whether or to what extent, if any, such dividends shall be cumulative (including the date from which dividends shall be cumulative, if any), the price at and the terms and conditions on which shares may be redeemed, if any, the preference and the amounts payable on shares in the event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares in the event shares of the class or of any series are issued with sinking fund provisions, and the terms and conditions on which the shares of the class or of any series may be converted in the event the shares of the class or of any series are issued with the privilege of conversion.

The Board of Directors may, in its discretion, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued shares of Preferred Stock for consideration of such character and value as the Board of Directors shall from time to time fix or determine.

The Articles currently do not authorize the Company to issue shares of preferred stock.  The Board of Directors has proposed and recommends to the shareholders that Article Fourth of the Articles be amended to authorize the issuance by the Company of up to 3,000,000 shares of a new class of undesignated or “blank check” preferred stock, which may be issued in one or more series.  The Board of Directors will be authorized to fix the designations, rights, preferences, powers and limitations of each series of the preferred stock.  Adoption of the proposed amendment requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the proposal.

The term “blank check” preferred stock refers to stock which gives the board of directors of a corporation the flexibility to create one or more series of preferred stock, from time to time, and to determine the relative rights, preferences, powers and limitations of each series, including, without limitation: (i) the number of shares in each series, (ii) whether a series will bear dividends and whether dividends will be cumulative, (iii) the dividend rate and the dates of dividend payments, (iv) liquidation preferences and prices, (v) terms of redemption, including timing, rates and prices, (vi) conversion rights, (vii) any sinking fund requirements, (viii) any restrictions on the issuance of additional shares of any class or series, (ix) any voting rights and (x) any other relative, participating, optional or other special rights, preferences, powers, qualifications, limitations or restrictions.

Effect of Amendments on Current Shareholders

If the proposed amendments are approved by the shareholders, the additional common stock and preferred stock so authorized could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than as may be required by applicable law.  Existing shareholders do not have preemptive rights with respect to future issuances of common stock or preferred stock by the Company and their interest in the Company could be diluted by such issuances with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

If the proposed amendment with respect to the preferred stock is approved, the Board of Directors will have the power to issue the authorized preferred stock in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares.  The issuance of preferred stock could affect the relative rights of the Company’s common stock.  Depending upon the exact terms, limitations and relative rights and preferences, if any of the preferred stock as determined by the Board of Directors at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, rights to convert their preferred stock into common stock, and voting rights which would tend to dilute the voting control of the Company by the holders of common stock.  Depending on the particular terms of any series of the preferred stock, holders thereof may have significant voting rights and the right to representation on the Company’s Board of Directors.  In addition, the approval of the holders of preferred stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Purpose of Proposed Increase in Authorized Common Shares

The primary purpose of the proposed amendment to increase our authorized common stock is to provide the Company with flexibility of action to raise additional capital or engage in a range of investment and strategic opportunities through equity financings.  Approval of the proposed amendment will enable the Board of Directors to complete equity financings without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of such action.   In addition, the proposed increase in authorized capital will allow the Company to take advantage of favorable market conditions and possible acquisition opportunities without the delay and expense ordinarily attendant on obtaining further shareholder approval.

The proposed amendment will not change the number of shares of common stock currently outstanding or the rights of the holders of common stock.  Article Fourth of the Articles currently authorizes the Company to issue up to 10,000,000 shares of common stock, of which 2,870,113 shares were issued and outstanding as of the Record Date.  In addition, 100,000 shares of common stock were reserved for issuance under the Company’s 2006 Restricted Stock Plan.  Thus, as of the Record Date, there were 2,970,113 shares of common stock outstanding or reserved for issuance, leaving only 7,029,887 shares available for other corporate purposes.

Purpose of Proposed Authorization of Preferred Stock

The Board of Directors believes that the proposed authorization of the issuance of the preferred stock, like the proposed increase in the Company’s authorized common stock, is desirable because it would provide the Company with increased flexibility of action to raise additional capital or engage in a range of investment and strategic opportunities through equity financings without the delay and expense ordinarily attendant on obtaining further shareholder approvals.  The Board of Directors believes that the authorization of the preferred stock improves the Company’s ability to attract needed investment capital, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions.

Possible Anti-Takeover Effects of Proposed Amendments

The issuance of common stock or preferred stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of common stock in a public or private sale, merger or in a similar transaction would increase the number of the Company’s outstanding shares, thereby diluting the interest of a party seeking to take over the Company.  Further, the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of common stock, to acquire control of the Company, since the authorization of “blank check” preferred stock could be used by the Board of Directors for adoption of a shareholder rights plan or “poison pill.”  The proposed amendments have not been made in response to, and are not being presented to deter, any effort to obtain control of the Company and are not being proposed as anti-takeover measures.

The Board of Directors recommends that you vote “FOR” the amendments to the Articles to (1) increase the number of authorized shares of common stock from 10,000,000 to 15,000,000 and (2) authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, $1.00 par value per share.

PROPOSAL 4. TO AMEND THE ARTICLES OF INCORPORATION TO
REMOVE THE AGE LIMITATION APPLICABLE TO DIRECTORS

The Company’s Articles currently prohibit directors from serving past the Annual Meeting at which they are at least 70 years of age.  On January 19, 2010, the Board of Directors unanimously approved and recommended to the shareholders for their adoption a resolution to amend Article Twelfth of the Corporation’s Articles to eliminate the director age limitation.

Specifically, Article Twelfth of the Articles, which now reads as follows:

Twelfth.                      Commencing with the 2000 Annual Meeting of Shareholders, no Director of the Corporation shall be eligible to stand for election or continue to serve as a Director at the next Annual Meeting if, as of the date of the Annual Meeting, such Director has attained the age of 70 years.

would be deleted in its entirety and reserved for future use as follows:

Twelfth.  [RESERVED].

Purpose of Proposed Elimination of Director Age Limitation

While proponents of director age limits argue that they serve to bring fresh outlooks and perspectives to boards by periodically forcing a board to replace directors, the Company’s Board of Directors has determined that the current age limitation contained in the Company’s Articles does not take into consideration the fact that a board member’s effectiveness does not necessarily correlate with the board member’s age.  The Board of Directors believes that director age limits often result in the loss of valuable and productive board members and that a thoughtful and rigorous board and director evaluation process is a better determinant of a director’s fitness for service. Adoption of the proposed amendment requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the proposal.

The Board of Directors recommends that you vote “FOR” the amendment to the Articles to eliminate the director age limitation.

PROPOSAL 5. RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit and Examination Committee of the Board of Directors has appointed S.R. Snodgrass, A.C. to be the Company’s independent registered public accounting firm for the 2010 fiscal year, subject to ratification by shareholders.  A representative of S.R. Snodgrass, A.C. will be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If ratification of the appointment of the auditor is not approved by a majority of the votes cast by shareholders at the Annual Meeting, other independent registered public accounting firms will be considered by the Audit and Examination Committee of the Board of Directors.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for fiscal year 2010.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2009 and 2008, respectively, by S.R. Snodgrass, A.C., Certified Public Accountants:

	Year Ended December 31,
	2009	2008
Audit Fees (1)	$97,755	$77,575
Audit-Related Fees	$0	$0
Tax Fees (2)	$10,400	$10,000
All Other Fees (3)	$47,812	$45,651
TOTAL	$155,967	$133,225

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of compliance fees for the preparation of original tax returns. Tax fees also include fees relating to other tax advice, tax consulting and planning.

(3)	Other services consisted primarily of consulting services for the facilitating of strategic planning meetings and regulatory compliance reviews.

Policy on Audit and Examination Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditing Firm

The Audit and Examination Committee is responsible for appointing and overseeing the work of the independent auditing firm.  In accordance with its charter, the Audit and Examination Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditing firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Examination Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by the independent auditing firm.  Management’s requests that particular services by the independent auditing firm be pre-approved under the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2009, all audit and non-audit services were approved, in advance, by the Audit and Examination Committee in compliance with these procedures.

 Report of Audit and Examination Committee

The Audit and Examination Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Examination Committee discussed these matters with the Company’s independent auditing firm and with appropriate Company financial personnel and internal auditors. The Audit and Examination Committee also discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required for certain Company filings with the Securities and Exchange Commission.

The Audit and Examination Committee meets with the independent auditing firm, the internal auditors, the Chief Financial Officer and the Risk/Compliance Officer on a number of occasions, each of whom has unrestricted access to the Audit and Examination Committee.

The Audit and Examination Committee appointed S.R. Snodgrass, A.C. as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discussed with the Audit and Examination Committee any issues the independent auditing firm believed should be raised with the Audit and Examination Committee.

The Audit and Examination Committee reviewed with management and S.R. Snodgrass, A.C. the Company’s audited financial statements and met separately with both management and S.R. Snodgrass, A.C. to discuss and review those financial statements and reports prior to issuance.  Management has represented, and S.R. Snodgrass, A.C. has confirmed, to the Audit and Examination Committee, that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Examination Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding S.R. Snodgrass, A.C.’s communications with the Audit and Examination Committee concerning independence, and has discussed with S.R. Snodgrass, A.C. its independence.  The Audit and Examination Committee also discussed with S.R. Snodgrass, A.C., Certified Public Accountants, matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit and Examination Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by S.R. Snodgrass, A.C., Certified Public Accountants, and discussed with the auditors their independence.

In reliance on these reviews and discussions referred to above, the Audit and Examination Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.  The Audit and Examination Committee and the Board have also recommended the selection of S.R. Snodgrass, A.C., Certified Public Accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

The Audit and Examination Committee
of Citizens Financial Services, Inc. and First Citizens National Bank

E. Gene Kosa  (Chairman)
Roger C. Graham, Jr.
Thomas E. Freeman

PROPOSAL 6.  GRANT MANAGEMENT THE AUTHORITY TO ADJOURN THE ANNUAL MEETING IF THERE ARE INSUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSALS

Proposal

If at the Annual Meeting, the number of shares of the Company’s common stock present or represented and voting in favor of Proposals 1, 2, 3, 4 or 5 is insufficient to approve the Proposals, the Company’s management may move to adjourn, postpone or continue the Annual Meeting in order to enable its Board of Directors to continue to solicit additional proxies in favor of Proposals 1, 2 , 3, 4 or 5.  In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not on any other Proposals.

In this proposal, the Company is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments.  If the Company’s stockholders approve the adjournment proposal, the Company could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the annual meeting, to use the additional time to solicit additional proxies in favor of Proposals 1, 2, 3, 4 or 5, including the solicitation of proxies from stockholders that have previously voted against the Proposals.  Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the other Proposals have been received, the Company could adjourn, postpone or continue the Annual Meeting without a vote on the other Proposals and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the Proposals.  If it is necessary to adjourn the annual meeting, no notice of the adjourned Annual Meeting is required to be given to stockholders other than an announcement at the Annual Meeting of the hour, date and place to which the Annual Meeting is adjourned.

The Company’s Board of Directors recommends that stockholders vote “FOR” the proposal to adjourn, postpone or continue the Annual Meeting.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information for the year ended December 31, 2009, concerning the compensation of the Company’s principal executive officer and its two other most highly compensated executive officers (or executive officers of its subsidiaries) whose compensation was $100,000 or more who served in such capacities at December 31, 2009 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Randall E. Black CEO & President of the Company and Bank	2009 2008	210,000 181,731	- -	50,217 32,198	29,555 33,245	16,757 13,508	306,529 260,682
Terry B. Osborne Executive Vice President & Secretary of the Company and the Bank	2009 2008	165,000 155,475	- -	20,466 18,225	17,160 18,916	10,137 8,091	212,763 200,707
Mickey L. Jones Executive Vice President, CFO & Treasurer of the Company and Bank	2009 2008	140,000 124,615	- -	19,410 13,973	14,221 14,607	7,372 5,980	181,003 159,175

(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Board Accounting Standards Codification Topic 718 – Share Based Payment.  Amounts for 2008 have been recalculated to comply with the new requirements.  See “Outstanding Equity Awards Table” for the material terms of the 2009 grants.

(2)
Represents payments made to each executive under the Bank’s performance based annual incentive plan.  See “Incentive Plan” for a description of the material terms of the plan and the criteria for receiving an incentive award.

Employment Agreement

On December 16, 2005, the Company and the Bank entered into an employment agreement with Randall E. Black, Chief Executive Officer and President of the Company and the Bank.  The employment agreement was amended and restated on September 19, 2006.  The employment agreement provides for a three-year term, which automatically renews on June 1st of each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to June 1st of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Company or the Bank for cause, death or disability or if the agreement is terminated by Mr. Black.  Under the employment agreement, Mr. Black’s current base salary is $235,000, which may be increased in the future.  The base salary is reviewed annually, but may not be reduced below the base salary in effect at the time of such review.  In addition to base salary, the employment agreement provides for, among other things, participation in various employee benefit plans as well as furnishing certain fringe benefits available to similarly-situated executive personnel.

The employment agreement provides for termination by the Company or the Bank for cause (as described in the agreement) at any time, death or disability.  If Mr. Black is terminated for cause, the Company shall pay Mr. Black his full annual base salary through the date of termination at the rate in effect at the time of termination and the Company and Bank shall have no further obligation to Mr. Black under the agreement.  If Mr. Black is terminated due to a disability, Mr. Black shall be entitled to the same benefit as provided by the Company’s long term disability plan.  Upon Mr. Black’s death, the employment agreement terminates automatically.  In the event that the Company or the Bank chooses to terminate Mr. Black’s employment for reasons other than for cause or, in the event of Mr. Black’s resignation from the Company or the Bank for good reason, the Company shall pay Mr. Black a lump sum amount equal to and no greater than two times Mr. Black’s base salary minus applicable taxes and withholdings.  If such termination had occurred on December 31, 2009, Mr. Black would have been entitled to receive $420,000 (minus taxes and withholdings).  In addition, for a period of one year from the date of termination, Mr. Black shall receive a continuation of health care, life and disability insurance in effect during the one year prior to his termination.

Under the agreement, if Mr. Black delivers a notice of termination following a change in control (as defined in the agreement), Mr. Black shall be entitled to receive a lump sum amount equal to 2.99 times Mr. Black’s base salary.  If such termination had occurred on December 31, 2009, Mr. Black would have been entitled to receive $628,000 (minus taxes and withholdings).  In addition, for a period of one year from the date of termination or until Mr. Black secures substantially similar benefits through other employment, whichever shall occur first, Mr. Black shall receive a continuation of health care, life and disability insurance in effect during the one year prior to his termination.

The employment agreement provides for non-competition and non-solicitation (as described in the agreement) during the term of Mr. Black’s employment or for one year following the date of termination, as well as a restrictive covenant period (as described in the agreement), with the exception being Mr. Black may engage in the practice of public accounting.

Change in Control Agreements

On January 19, 2010, First Citizens National Bank and Citizens Financial Services, Inc. (as guarantor) entered into change in control agreements with each of Terry B. Osborne, Executive Vice President, and Mickey L. Jones, Executive Vice President.

Each agreement provides for a three-year term, which automatically renews on January 19 of each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to January 19 of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Company for cause, death or disability or if the agreement is terminated by the executive.

Under each agreement, if, within one year following a change in control (as defined in the agreement), the executive is involuntarily terminated, the executive’s title, responsibilities, or salary are reduced, or for reductions or changes in the executive’s duties, location of employment or benefits as set forth in the agreement, the executive shall be entitled to receive a lump sum amount equal to one time the executive’s base salary.  In addition, for a period of 18 months from the date of termination or until the executive secures substantially similar benefits through other employment, whichever shall occur first, the executive shall receive a continuation of health care, life and disability insurance in effect prior to his termination.

Retirement Benefits

Supplemental Executive Retirement Agreement.  On October 21, 2008, the Bank entered into a supplemental executive retirement agreement (the “SERP”) with its Chief Executive Officer and President, Randall E. Black, its Executive Vice President, Chief Financial Officer and Treasurer, Mickey L. Jones, and its Executive Vice President and Secretary, Terry B. Osborne (collectively the “executives”). The SERP is effective as of January 1, 2008.

The SERP provides the executives with an annual retirement benefit, for 15 years, following separation from service (other than for cause) on or after attaining age 62. This retirement benefit equals a benefit percentage (16.4% for Mr. Black, 14.7% for Mr. Osborne and 13.6% for Mr. Jones) multiplied by the average annual cash compensation during the three completed calendar years preceding the termination of employment.  Subject to the terms of the SERP, the executive may elect to receive the retirement benefit in an actuarially equivalent lump sum payment.

If the executive separates from service prior to age 62 for reasons other than death, disability, termination for cause or following a change in control, he would receive the vested early retirement benefit based on the extent to which the annual retirement benefit described above should be accrued by the Bank under generally accepted accounting principles as of the date of termination. If the executive terminates employment due to disability, this benefit will be fully vested.  If the executive separates from service due to death or following a change-in-control of the Company but before the executive attains age 62, he or his beneficiary will receive the normal retirement benefit, regardless of his age at the time of separation from service or death.

Incentive Plan

The Bank maintains a performance-based annual incentive plan for the purpose of  aligning the Bank’s incentive goals with its overall strategic plan.  The Plan has three components:  corporate; departmental / branch; and individual.  For 2009, corporate goals consisted of return on equity compared with a regionalized peer group (“Peer Group”), earnings per share growth compared to the Peer Group as well as internally developed targets, efficiency ratio targets and regulatory performance measurements.  Departmental / branch objectives included various measures, most notably loan and deposit growth, and branch profitability targets.  The individual component was based upon the individual employee’s performance appraisal.  The Plan’s components have varying weights assigned based upon job function.  Each job function is categorized into one of seven different tiers.  Each tier has different award opportunities based upon job categorization.  For purposes of the 2009 Plan year, participants were measured on individual and Bank performance during the January 1, 2009 through December 31, 2009 period.  Typically, plan distributions are made in cash, however, a portion of  our named executive officer’s  incentive may be made in the form of restricted stock at the discretion of the Board of Directors.

Outstanding Equity Awards

The following table sets forth information concerning stock awards granted under the 2006 Restricted Stock Plan that have not vested at December 31, 2009 for each of the Named Executive Officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Randall E. Black	3,160(2)	$81,370
Mickey L. Jones	1,506(3)	$38,780
Terry B. Osborne	1,931(4)	$49,723

(1)	Based upon the Company’s closing stock price of $25.75 on December 31, 2009.

(2)
Includes 1,954 shares that vest in three equal annual installments commencing on March 27, 2010, 963 shares that vest in two equal installments on April 30, 2010 and April 30, 2011, and 243 shares that will vest on May 11, 2010.

(3)
Includes 939 shares that vest in three equal annual installments commencing on March 27, 2010, 418 shares that vest in two equal installments on April 30, 2010 and April 30, 2011, and 149 shares that will vest on May 11, 2010.

(4)
Includes 1,138 shares that vest in three equal annual installments commencing on March 27, 2010, 545 shares that vest in two equal installments on April 30, 2010 and April 30, 2011, 201 shares that will vest on May 11, 2010, and 47 shares that will vest on December 18, 2010.

2006 Restricted Stock Plan

We maintain the 2006 Restricted Stock Plan (the “Plan”) for the purpose of attracting and retaining superior people and aligning our employees and non-employee directors with our shareholders interests.  Employees and non-employee directors are eligible to participate in the Plan.  The Compensation/Human Resource Committee administers the Plan and determines the terms and conditions of each restricted stock award, subject to the terms of the Plan.   In general, vesting of restricted stock awards under the Plan is tied to continued service and/or satisfaction of performance goals, however, a participant becomes fully vested in his or her outstanding restricted stock awards upon the occurrence of a “change in control” or upon the participant’s death, "disability" or “retirement” (as such terms are defined in the Plan).  In addition, if it deems it equitable under the circumstances, the Compensation/Human Resource Committee may accelerate or waive any service requirement in the event that a participant terminates employment before such service requirement has been satisfied.  In general, the committee may not accelerate or waive performance-based vesting requirements.

Compensation of Directors

The following table sets forth information concerning the compensation of non-employee directors during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert W. Chappell	21,883	1,805	204	23,892
R. Lowell Coolidge	36,633	1,805	204	38,642
Mark L. Dalton	22,408	1,805	204	24,417
Rinaldo A. DePaola	19,358	1,805	204	21,367
Roger C. Graham, Jr.	23,033	1,805	204	25,042
E. Gene Kosa	22,308	1,805	204	24,317
R. Joseph Landy	23,283	1,805	204	25,292
Carol J. Tama(2)	21,545	1,805	187	23,537
Rudolph J. van der Hiel	23,296	1,805	204	25,305

(1)           Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment.  The amounts were calculated based upon the Company’s stock price of $18.05 on the date of grant.

(2)	On November 2, 2009, Carol Tama resigned from the Boards of Directors of the Company and its wholly owned subsidiary, First Citizens National Bank.

The foregoing table reflects the following arrangements:

Fees.  Directors, except for Directors Coolidge, Black, and van der Hiel (beginning in November 2009), and former Director Tama, received the following fees for services to the Company and the Bank: $325 for attended board meeting, strategic retreat or training session; $13,250 annual retainer; $125 per attended committee meeting; $125 for participation in a Board conference call; and $185 for attended advisory board meeting.  Additionally, committee chairpersons of the Trust Investment Committee and Governance and Nominating Committee receive a $600 retainer; and committee chairpersons for Credit Committee, Audit and Examination Committee, and Compensation/Human Resource Committee receive a $1,200 retainer.   Director Dalton receives a $3,000 retainer for building/property guidance.  Director Coolidge, who serves as the Company’s and the Bank’s Chairman, and former Director Tama, who served as the Company’s and Bank’s Vice Chairman until November 2009, received a fixed annual sum of $36,633 and $21,545, respectively, in lieu of all director’s fees in 2009.  Director van der Hiel was named Vice Chairman in November 2009 and received a fixed sum for November and December 2009 of $4,696 in lieu of all director’s fees.  Directors Coolidge and van der Hiel also receive, and former Director Tama received, the advisory board fee of $185 per attended meeting.

Deferred Compensation Plan.  Directors are permitted to defer their fees subject to provisions of the director’s deferred compensation plan.  The plan provides for the Bank to distribute funds to a director whenever he or she is no longer a member of the Board.

Life Insurance.  In addition to these fees, each director is provided a $100,000 life insurance benefit.  Once a director retires, insurance coverage continues but the benefit declines as the age of the retired director increases.  Total premiums paid in 2009 for life insurance on behalf of the current and retired directors was $2,324.

Stock Grants/Awards.  Pursuant to our 2006 Restricted Stock Plan, non-employee directors are eligible to receive an annual stock grant based on Company and Bank performance.  In 2009, each non-employee director received 100 shares.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2009, except that Robert B. Mosso filed late one Form 4 for one transaction.

Transactions with Management

Loans and Extensions of Credit.  During 2009 certain directors, nominees, and executive officers or their associates received loans or commitments from the Bank.  These transactions were made in the ordinary course of the Bank's business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.  Total loans outstanding from the Bank at December 31, 2009, to the Company’s officers, directors and nominees as a group and members of their immediate families and companies in which they had an ownership interest of 5% or more was $2,987,769, or approximately 4.7% of the total equity capital of the Bank.  The aggregate amount of indebtedness outstanding as of the latest practicable date, March 1, 2010, to the above described group was $2,856,581.

The Company's policies require that any loan to a director that would cause his/her aggregate loan relationship to exceed $200,000 must be approved in advance by a majority of the disinterested members of the Board of Directors.  Any loan to an executive officer in the aggregate greater than $100,000 must be approved in advance by a majority vote of the Board of Directors.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Proxy Statement.  The Company must receive proposals that shareholders seek to include in the Proxy Statement for the Company’s next Annual Meeting no later than November 11, 2010.  If next year’s Annual Meeting is held on a date more than 30 calendar days from April 20, 2011, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  Communications regarding financial or accounting policies may be made to the Chairman of the Audit and Examination Committee, E. Gene Kosa, at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Other communications to the Board of Directors may be made to the Chairman of the Governance and Nomination Committee, Mark L. Dalton, at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Communications to individual directors may be made to such director at the principal office at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally, by email or by telephone without receiving additional compensation.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2009, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE CLOSE OF BUSINESS ON MARCH 1, 2010 UPON WRITTEN REQUEST TO MICKEY L. JONES, TREASURER, CITIZENS FINANCIAL SERVICES, INC., 15 SOUTH MAIN STREET, MANSFIELD, PENNSYLVANIA 16933-1590.

If you and others who share your address own shares in street name, your broker or other holder of record may be sending only one Annual Report on Form 10-K and Proxy Statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate Annual Report on Form 10-K or Proxy Statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in street name and are receiving multiple copies of our Annual Report on Form 10-K and Proxy Statement, you can request householding by contacting your broker or other holder of record.

Our proxy materials are available over the Internet.  Go to the Website https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp, enter your 12 digit control number and click the Reports button to view our proxy materials.  Alternatively, you may visit www.firstcitizensbank.com and click on Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Randall E. Black

Randall E. Black
CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mansfield, Pennsylvania
March 11, 2010

REVOCABLE PROXY
CITIZENS FINANCIAL SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this proxy card appoints Terry B. Osborne and Robert B. Mosso, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, $1.00 par value per share, of Citizens Financial Services, Inc. that the shareholder holds of record on March 1, 2010, at the Annual Meeting of Shareholders of Citizens Financial Services, Inc. to be held on April 20, 2010, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO ARTICLE FOURTH OF THE CORPORATION’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 15,000,000, FOR THE AMENDMENT TO ARTICLE FOURTH OF THE CORPORATION’S ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF BLANK CHECK PREFERRED STOCK, CONSISTING OF 3,000,000 SHARES OF PREFERRED STOCK, $1.00 PAR VALUE PER SHARE, FOR THE AMENDEMENT TO ARTICLE TWELFTH OF THE CORPORATION’S ARTICLES OF INCORPORATION TO ELIMINATE THE DIRECTOR AGE LIMITATION, FOR THE PROPOSAL TO RATIFY ACCOUNTANTS, FOR THE PROPOSAL GRANTING MANAGEMENT THE AUTHORITY TO ADJOURN THE ANNUAL MEETING TO SOLICIT ADDITIONAL PROXIES IN THE EENT THERE ARE INSUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSALS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.  THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE OR VOTE VIA THE INTERNET.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT!

You can vote in one of two ways:

1.
Via the internet at https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp and follow the instructions.  Alternatively, you may visit www.firstcitizensbank.com and click on the Vote Proxy button.

or

    2.  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
ALL OF THE MATTERS BELOW.

    1.           Election of Class 2 Directors:

NOMINEES:	01 – Rudolph J. van der Hiel; 02 – Mark L. Dalton; 03 – Thomas E. Freeman
[ ]	FOR all nominees listed (except as marked to the contrary below)

[ ]	WITHHOLD authority to vote for all nominees listed

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominees’ names or numbers on the line below.)

Note:  If Proposal 4 is not approved by shareholders at the Annual Meeting, Director van der Hiel will not be eligible to serve for another three-year term and, as a result, the Board of Directors will decrease the size of the Board to nine, eliminating Director van der Hiel’s seat and Director van der Hiel will retire.

2.	Proposal to amend Article Fourth of the Corporation’s Articles of Incorporation to increase the number of authorized shares of the Corporation’s common stock from 10,000,000 to 15,000,000.

[ ]	For	[ ]	Against	[ ]	Abstain

3.
Proposal to amend Article Fourth of the Corporation’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, $1.00 par value per share.

[ ]	For	[ ]	Against	[ ]	Abstain

4.
Proposal to amend Article Twelfth of the Corporation’s Articles of Incorporation to eliminate the director age limitation.   Note:  If Proposal 4 is not approved by shareholders at the Annual Meeting, Director van der Hiel will not be eligible to serve for another three-year term and, as a result, the Board of Directors will decrease the size of the Board to nine, eliminating Director van der Hiel’s seat and Director van der Hiel will retire.

[ ]	For	[ ]	Against	[ ]	Abstain

5.	Proposal to ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as independent auditor for the Company for the fiscal year ending December 31, 2010.

[ ]	For	[ ]	Against	[ ]	Abstain

6.	Proposal to grant management the authority to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals.

[ ]	For	[ ]	Against	[ ]	Abstain

DATE: _________________, 2010                                                                           _____________________________                                                                           _____________________________
                 Signature                                                                                Signature

Please sign exactly as your name appears on the other side of this proxy and print the date on which you sign the proxy in the spaces provided above.  If signed on behalf of a corporation, please sign in corporate name by an authorized officer.  If signing as a representative, please give full title as such.  For joint accounts, only one owner is required to sign.

Luncheon Reservation
To make a reservation for you and a guest, please RSVP by April 1, 2010
  I will attend the luncheon, please include my reservation for   person(s)
  I will be unable to attend the luncheon

INSTRUCTIONS FOR VOTING YOUR PROXY

Shareholders of record have two alternative ways of voting their proxies: (1) by mail (traditional method); or (2) by Internet.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.  Please note all votes cast via the Internet must be cast prior to 3:00 a.m., local time, April 20, 2010.

VOTE BY INTERNET
It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these easy steps:
1. Go to the Website https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp.
Alternatively, you may visit www.firstcitizensbank.com and click on the Vote Proxy button.
2. Enter your 12 digit control number located on your Proxy Card [below/reverse side].
3. Click the Documents button to view our proxy materials.
4. Click the Vote Proxy button to vote.

Your vote is important!
Go to https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET

PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY INTERNET OR BY MAIL, WILL BE THE VOTE COUNTED.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on April 20, 2010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Citizens Financial Services, Inc. will be held at 12:00 noon, local time, on Tuesday, April 20, 2010 at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901 for the following purposes:

1.
To elect three Class 2 directors to serve for three-year terms and until their successors are duly elected and qualified (Note:  If Proposal 4 is not approved by shareholders at the Annual Meeting, Director van der Hiel will not be eligible to serve for another three-year term and, as a result, the Board of Directors will decrease the size of the Board to nine, eliminating Director van der Hiel’s seat and Director van der Hiel will retire.);

2.	To amend Article Fourth of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 15,000,000;

3.	To amend Article Fourth of the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, $1.00 par value per share;

4.	To amend Article Twelfth of the Company’s Articles of Incorporation to eliminate the director age limitation;

5.	To ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010;

6.	To grant management the authority to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Citizens Financial Services, Inc. Board of Directors recommends a vote FOR the election of the Board’s nominees, FOR the amendment to Article Fourth of the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 10,000,000 to 15,000,000, FOR the amendment to Article Fourth of the Company’s Articles of Incorporation to authorize a class of blank check preferred stock, consisting of 3,000,000 shares of preferred stock, $1.00 par value per share, FOR the amendment to Article Twelfth of the Company’s Articles of Incorporation to eliminate the director age limitation, FOR ratification of S.R. Snodgrass, A.C. as our independent registered public accounting firm, FOR granting management the authority to adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and the 2009 Annual Report to Shareholders are available at https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp.

How to View the Proxy Statement and the 2009 Annual Report to Shareholders and Vote:

1.	Go to the Website https://www.shareholderaccountingsoftware.com/tspweb/fcnb/pxsignon.asp
2.	Enter your 12 digit control number located on the front of this letter, top right corner.
3.	Click the Documents button to view our Proxy Statement and 2009 Annual Report on Form 10-K.
4.	Click the Vote Proxy button to vote.

How to Obtain a Copy of the Proxy Materials:

If you want to receive a paper or email copy of our proxy materials, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before April 1, 2010 to facilitate timely delivery.

•	Telephone – Call free of charge at 1-800-326-9486.

•
Email – Send an email to gboor@firstcitizensbank.com with “Proxy Materials Order” in the subject field.  Include your registered holder name, address, control number and indicate your request for paper or email copies.

•	Internet – Go to www.firstcitizensbank.com and click on “Contact Us”. Fill in the fields being sure to include your registered holder name, address and control number in the “Comments” box.

How to Vote in Person:

To obtain directions to attend the Annual Meeting and vote in person, please call Gina Boor at 800-326-9486.